Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 103 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Blue Chip Value Fund of our report dated September 10, 2012, Fidelity Growth & Income Portfolio, Fidelity Dividend Growth Fund, Fidelity Small Cap Value Fund and Fidelity Small Cap Growth Fund of our reports dated September 12, 2012, Fidelity International Real Estate Fund of our report dated September 13, 2012 and Fidelity Leveraged Company Stock Fund of our report dated September 17, 2012 on the financial statements and financial highlights included in the July 31, 2012 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts September 25, 2012